                           REPUBLIC OF THE PHILIPPINES
                       SECURITIES AND EXCHANGE COMMISSION
                          SEC Building EDSA, Greenhills
                        City of Mandaluyong, Metro Manila

                                                   COMPANY REG. NO. CS 200708207
                                                         COMPANY TIN 006-738-301

                          CERTIFICATE OF INCORPORATION

KNOW ALL PERSONS BY THESE PRESENTS:

This is to certify that the Articles of Incorporation and By-Laws of

                              KADABRA MINING CORP.

were duly approved by the Commission on this date upon the issuance of this
Certificate of Incorporation in accordance with the Corporation Code of thee
Philippines (Batas Pambansa Blg.68), approved on May 1, 1980 and the Foreign
Investments Act of 1991 (Republic Act No. 7042, as amended), approved on June
13, 1991, and copies of said Articles and By-Laws are hereto attached.

This Certificate grants juridical personality to the corporation but does not authorize it to undertake business activities requiring a Secondary License from this Commission such as, but not limited to acting as: broker or dealer in securities, ;government securities eligible dealer (GSED), investment adviser of an investment company, close-end or open-end investment company, investment house, transfer agent, commodity/financial futures exchange/broker/merchant, financing company, _pre-need plan; issuer, general agent in pre-need plans and time shares/club shares membership. certificates issuers or selling agents thereof. Neither does this Certificate constitute as permit to undertake activities for which other government agencies require a license or permit.

As a registered corporation, it shall submit annually to this Commission the reports indicated at the back of this certificate,

IN WITNESS WHEREOF, I have hereunto set my hand and caused the seal of this
Commission to be affixed at Mandaluyong City, Metro Manila, Philippines, This
31st day of May, Two Thousand Seven.

                                BENITO A. CATARAN
                                    Director
                 COMPANY REGISTRATION AND MONITORING DEPARTMENT

                                   COVER SHEET

                                                       S.E.C Registration Number

                              KADABRA MINING CORP.
                             ( Company's Full Name )

              12F NET ONE CENTER 26TH ST. COR 3RD AVE CRESCENT PARK
                       WEST BONIFACIO, GLOBAL CITY, TAGUIG
            ( Business Address : No. Street City / Town / Province )

  CHARLES J. VELOSO                                             819 4700
   Contact Person                                       Company Telephone Number

SEC FORM N O. F 1 0 0

      FORM TYPE

Secondary License Type, If Applicable

Dept. Requiring this Doc.                       Amended Articles Number/Section

Total Amount of Barrowings

Total No. of Stockholders                   Domestic                 Foreign

To be accomplished by SEC Personnel concerned

File Number

                                          Cashier

STAMPS

Remarks = pls. Use black ink for scanning purposes

                            ARTICLES OF INCORPORATION

                                       OF

                              KADABRA MINING CORP.

KNOW ALL MEN BY THESE PRESENTS:

We, all of legal age, majority of whom are citizens and residents of the
Republic of the Philippines, have this day voluntarily agreed to form a stock corporation under the laws of the Philippines.

                           AND WE HEREBY CERTIFY THAT

FIRST: The name of the said Corporation shall be

                              KADABRA MINING CORP.

SECOND: The purpose for which the said Corporation is formed is:

                                 PRIMARY PURPOSE

To engage in mineral exploration and processing; to provide technical and/or financial assistance for the large scale exploration, development and utilization of minerals, petroleum and other mineral oils, to purchase, acquire, hold, own, license, maintain, work, exploit, use, develop, improve, manage, sell, let, surrender, exchange, hire, convey or otherwise deal in rights involving the exploration, development, utilization of minerals, petroleum and other mineral oils and exercise auxiliary rights arising from its agreements with the Philippine government in accordance with Philippine law, through company operations, investments and joint venture participation; provided, that the company may not own more than 40% of the equity of an entity holding a
Mineral Production Sharing Agreement or otherwise exceed the nationality restrictions applicable to an entity holding mineral rights.

                               SECONDARY PURPOSES

     1.   To give financial assistance to local mining enterprises or corporations, to extend financial assistance to local mineral exploration enterprises and mineral tenement owners

          through service contract without engaging in financing activity as defined in Republic Act No. 5980;

     2.   To purchase, acquire, own, lease, sell and convey real properties such as buildings, factories and warehouses and machineries and equipment, and other personal properties as may be necessary or incidental to the conduct of the corporate business, and to pay in cash, shares of its capital stock, debentures and other evidences of indebtedness, or other securities, as may be deemed expedient, for any business or property acquired by the Corporation; provided, that the Corporation shall not own land;

     3.   To borrow or raise money necessary to meet the financial requirements of its business by the issuance of bonds, promissory notes and other evidences of indebtedness, and to secure the repayment thereof by mortgage, pledge, deed of trust or lien upon the properties of the
          Corporation or to issue pursuant to law shares of its capital stock, debentures and other evidences of indebtedness in payment for properties acquired by the Corporation or for money borrowed in the prosecution of its lawful business;

     4.   To invest and deal with the money and properties of the Corporation in such manner as may from time to time be considered wise or expedient for the advancement of its interests and to sell, dispose of or transfer the business, properties and goodwill of the Corporation or any part thereof for such consideration and under such terms as it shall see fit to accept;

     5.   To aid in any manner any corporation, association, or trust estate, domestic or foreign, or any firm or individual, any shares of stock in which or any bonds, debentures, notes, securities, evidences of indebtedness, contracts, or obligations of which are held by or for this Corporation, directly or indirectly or through other corporations or otherwise;

     6.   To enter into any lawful arrangement for sharing profits, union of interest, unitization or farrnout agreement, reciprocal concession, or cooperation, with any corporation, association, partnership, syndicate, entity, person or governmental, municipal or public authority, domestic or foreign, in the carrying on of any business or transaction deemed

          necessary, convenient or incidental to carrying out any of the purposes of this Corporation;

     7.   To acquire or obtain from any government or authority, national, provincial, municipal or otherwise, or any corporation, company or partnership or person, such charter, contracts, franchise, privileges, exemption, licenses and concessions as may be conducive to any of the objects of the Corporation;

     8.   To establish and operate one or more branch offices or agencies and to carry on any or all of its operations and business without any restrictions as to place or amount including the right to hold, purchase or otherwise acquire, lease, mortgage, pledge and convey or otherwise deal in and with real and personal property anywhere within the Philippines;

     9.   To distribute the surplus profits of the Corporation to the shareholders thereof in kind, namely, properties of the Corporation, particularly any shares of stock, debentures or securities of other companies belonging to this Corporation; and

     10.  To do or cause to be done any one or more of the acts and things herein set forth as its purposes, within or without the Philippines, and in any and all foreign countries, and to do everything necessary, desirable or incidental to the accomplishment of the purposes or the exercise of any one or more of the powers herein enumerated, or which shall at any time appear conducive to or expedient for the protection or benefit of this Corporation.

THIRD: The principal office of the Corporation shall be located at the 12th
Floor, Net One Center, 26th Street corner 3rd Avenue, Crescent Park West,
Bonifacio Global City, Taguig City, Metro Manila, Philippines, and branch offices and general agencies thereof may be established and maintained in any part of the Philippines or in any foreign country, as the Board of Directors of the Corporation may designate or as the business of the Corporation may, from time to time, require.

FOURTH: The term for which said Corporation is to exist is fifty (50) years from and after the date of incorporation,

FIFTH: The names, citizenship and residences of the incorporators of said
Corporation are as follows:

           NAME              NATIONALITY                 RESIDENCE
--------------------------   -----------   -------------------------------------
1. Leo G. Dominguez          Filipino      3 Stella Street, Bel-Air Village,
                                           Makati City

2. Paul Dennis A. Quintero   Filipino      8024 Tanguile Street, San Antonio
                                           Village, Makati City

3. Lord A. Villanueva        Filipino      1612 Prince David Condominium, 305
                                           Katipunan Road, Loyola Heights, Q.C.

4. Alain Charles J. Veloso   Filipino      2014 Ricarte Street, South Cembo,
                                           Makati City

5. Rachel le M. Diaz         Filipino      237 Carnation Street, F & E de
                                           Castro Village, Niog, Bacoor, Cavite.

SIXTH: That the number of directors of said Corporation shall be five (5) and that the names, nationalities and residences of the directors who are to serve until their successors are elected and qualified as provided by the by-laws are as follows:

          NAME               NATIONALITY                  ADDRESS
--------------------------   -------------   -----------------------------------
Rosemarie F. Padilla         Filipino        39 Cabinet Hill Baguio City

Ventutimo S. Masindo         Filipino        Polangui, Albay, Philippines

Peregrino S. Resabal         Filipino        25C-Lotus Tower, Oriental Gardens
                                             Makati, Pasong Taino, Makati City,
                                             Philippines

Roger Dahn                   Canadian        340 Springhill Road, Fredericton,
                                             New Brunswick, Canada, E3C lR6

John Seton                   New Zealander   86 St Stephen's Avenue, Parnell,
                                             Auckland 1052, New Zealand

SEVENTH: The authorized capital stock of the Corporation is FIFTY MILLION PESOS
(PHP50,000,000.00), Philippine currency, divided into 50,000,000 Common shares with a par value of One Peso (PHP1.00) per share. Each Common share shall be entitled to one (1) vote per share.

EIGHTH: At least 25% of the authorized capital stock has been subscribed and at least 25% of the total subscription has been paid as follows:

                                                                  AMOUNT         AMOUNT
                                                   SHARES       SUBSCRIBED       PAID-UP
             NAME                 NATIONALITY    SUBSCRIBED       (PHP)           (PHP)
------------------------------   -------------   ----------   -------------   ------------

Olympus Pacific Minerals, Inc.   Australian      29,999,990   29,999,990.00   9,656,990.00
Leo G. Dominguez                 Filipino                 1               1              1
Paul Dennis A. Quintero          Filipino                 1               1              1
Lord A. Villanueva               Filipino                 1               1              1
Alain Charles J. Veloso          Filipino                 1               I              1
Rachelle M. Diaz                 Filipino                 1               1              1
Rosemarie F. Padilla             Filipino                 1               1              1
Ventutimo S. Masindo             Filipino                 1               1              1
Peregrino S. Resabal.            Filipino                 1               1              1
Roger Dahn                       Canadian                 1               1              1
John Seton                       New Zealander            1               1              1
Total                                            30,000,000   30,000,000.00   9,657,000.00

NINTH: No transfer of stock or interest which would reduce the stock ownership of Filipino citizens to less than the required percentage of the capital stock as provided by existing laws shall be allowed or permitted to be recorded in the proper books of the Corporation and if applicable, this restriction shall be indicated in the stock certificates issued by the Corporation.

TENTH: Leo G. Dominguez has been elected by the subscribers as Treasurer of the
Corporation to act as such until his successor is duly elected and qualified in accordance with the by-laws; and that as such Treasurer, he/she has been authorized to receive for and in the name and for the benefit of the
Corporation, all subscriptions paid by the subscribers.

ELEVENTH: The Corporation manifests its willingness to change its corporate name in the event another person, firm or entity has acquired a prior right to use the said firm name or one deceptively or confusingly similar to it.

IN WITNESS WHEREOF, we have hereunto set our hands, on this 29thday of January at Taguig City.

LEO G. DOMINGUEZ                                         PAUL DENNIS A. QUINTERO
TIN No.: 154-434-461                                     TIN No.: 177-088-912

LORD A. VILLANUEVA                                       ALAIN CHARLES J. VELOSO
TIN No.: 223-796-732                                     TIN No.: 249-377-971

                                RACHELLED M. DIAZ
                              TIN No.: 219-599-090

                           Signed in the presence of:

---------------------------------------   --------------------------------------

                                 ACKNOWLEDGMENT

Republic of the Philippines   )
                              ) S.S

BEFORE ME, a Notary Public in and for Makati City, Philippines, this 29th day of
January 2007 personally appeared:

        Name                CTC/Passport No.         Issued on/at
-------------------------   ----------------   -----------------------
Leo G. Dominguez                01581788       3 January 2007 - Manila
Paul Dennis A, Quintero         01581755       3 January 2007 - Manila
Lord A. Villanueva              01581784       3 January 2007 - Manila
Alain Charles J. Veloso         01581780       3 January 2007 - Manila
Rachelle M. Diaz                01581779       3 January 2007 - Manila

all identified by me through competent evidence of identity to be the same persons who executed the foregoing Articles of Incorporation and they acknowledged to me that the same is their free and voluntary act and deed,

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my notarial seal on the date and at the place first abovewritten.

Doc. No. _____________;                                     David S. Alfeche III
Page No. _____________;                                     NOTARY PUBLIC
Book No. ____________;                                      Taguig, M.M.
Series of 2007.

                              TREASURER'S AFFIDAVIT

Republic of the Philippines )
City of Taguig              ) S.S.

I, LEO G. DOMINGUEZ, being duly sworn, depose and say;

That I have been elected by the subscribers of the Corporation as Treasurer thereof, to act as such until my successor has been duly elected; and qualified in accordance with the by-laws of the corporation, and that as such Treasurer, I hereby certify under oath that at least 25% of the authorized capital stock of the corporation has been subscribed and at least 25% of the subscription has been paid, and received by me cash/property for the benefit and credit of the corporation.

This is also to authorize the Securities and Exchange Commission and Bangko
Sentral Ng Pilipinas to examine and verify the deposit the Hong Kong Shanghai
Banking Corporation in my name as treasurer in trust for Kadabra Mining
Corporation in the amount of two hundred. thousand nine hundred ninety three US dollars and fifty cents (US$200,993.50 ) or its Philippine currency equivalent of nine million six hundred fifty seven thousand seven hundred thirty seven
Pesos and sixty seven centavos (PhP9,657,73767) using a rate of US$l = PhP 48.05 as of 10 April 2007, representing the paid-up capital of the said corporation which is in the process of incorporation.

This authority is valid and inspection of said deposit may be made even after the issuance of the Certificate of Incorporation to the corporation, Should the deposit be transferred to another bank prior to or after incorporation, this will also serve as authority to verify and examine the same, The representative of the Securities and Exchange Commission is also authorized to examine the pertinent books and records of accounts of the corporation as well as all supporting papers to determine the utilization and disbursement of the said paid-up capital.

                                       LEO G. DOMINGUEZ
                                       Treasurer-in-Trust

SUBSCRIBED AND SWORN to before me by Leo G. Dominguez, who is personally known to me to be the same person who presented the foregoing instrument and signed the instrument in my presence, this 18th day of April 2007, at Taguig City,
Metro Manila, affiant exhibiting to me her Community Tax Certificate Na 01581788 issued in. the City of Manila on 03 January 2007.

Doc. No. 103
Page No. 22                                                NOTARY PUBLIC
Book No. II
Series of 2007.

                                     BY-LAWS

                                       OF

                              KADABRA MINING CORP.

                                    ARTICLE I

                  SUBSCRIPTION, ISSUANCE AND TRANSFER OF SHARES

SECTION I. SUBSCRIPTIONS M. Subscribers to the capital stock of the corporation shall pay to the corporation the subscription value or price of the stock in accordance with the terms and conditions prescribed by the Board of Directors.
Unpaid subscriptions shall not earn interest unless determined by the Board of
Directors.

SECTION 2. CERTIFICATES - Each stockholder shall be entitled to one or more certificates for such fully paid stock subscription in his name in the books of the corporation. The certificates shall contain the matters required by law and the Articles of Incorporation, They shall be in such form and design as may be determined by the Board of Directors and numbered consecutively, The certificates, which must be issued in consecutive order, shall bear the signature of the President, manually countersigned by the Secretary or Assistant
Secretary, and sealed with the corporate seal.

SECTION 3. TRANSFER OF SHARES - Subject to the restrictions, terms and conditions contained herein and in the Articles of Incorporation, shares may be transferred, sold, ceded, assigned or pledged by delivery of the certificates duly indorsed by the stockholder, his attorney-in-fact, or other legally authorized person. The transfer shall be valid and binding on the corporation only upon record thereof in the books of the corporation, cancellation of the certificate surrendered to the Secretary, and issuance of a new certificate to the transferee.

No shares of stock against which the corporation holds any unpaid claim shall be transferable in the books of the corporation.

All certificates surrendered for transfer shall be stamped "Cancelled" on the face thereof, together with the date of cancellation, and attached to the corresponding stub with the certificate book.

SECTION 4. LOST CERTIFICATES - In case any certificate for the capital stock of the corporation is lost, stolen or destroyed, a new certificate may be issued in lieu thereof in accordance with the procedure under Section 73 of the
Corporation Code.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

SECTION 1. REGULAR MEETINGS - The annual meetings of stockholders, for the purpose of electing directors and for the transaction of such business as may properly come before the meeting, shall be held at the principal office on the first Monday of April of each year, if a legal holiday, then on the day following.

SECTION 2. SPECIAL MEETING -- The special meetings of stockholders, for any purpose or purposes, may at any time be called by any of the following: (a)
Board of Directors, at its own instance, or at the written request of stockholder representing a majority of the outstanding capital stock, (b)
President.

SECTION 3. PLACE OF MEETING - Stockholders' meetings whether regular or special, shall be held in the principal office of the corporation or at any place designated by the Board of Directors in the city or municipality where the principal office of the corporation is located.

SECTION 4. NOTICE OF MEETING - Notices for regular or special meetings of the stockholders may be sent by the Secretary by personal delivery or by registered or electronic mail, or by fax or telegram at least two (2) weeks prior to the date of the meeting to each stockholder of record at his last known post office address or by publication in a newspaper of general circulation. The notice shall state the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called. In case of special meetings, only matters stated in the notice can be the subject of motions or deliberations at such meeting.

Unless the notice states an earlier period, proxies may be validated on the date, at the place, and before the time, of the regular or special meeting.

When the meeting of stockholders is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the reconvened meeting, any business may be transacted that might have been transacted on the original date of the meeting.

Notwithstanding the foregoing, a written waiver of notice signed by the person(s) entitled to such notice, either before or after the time stated
therein, shall be equivalent to the giving of such notice. A stockholder who attends a meeting shall be deemed to have (a) waived objection to lack of notice or to a defective notice of meeting, unless at the beginning of the meeting, he or she objects to holding the meeting or transacting business at the meeting, and (b) waived objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the notice of meeting, unless he or she objects to considering the matter when it is presented.

SECTION 5. QUORUM - Unless otherwise provided by law, in all regular or special meetings of stockholders, a majority of the outstanding capital stock must be present or represented in order to constitute a quorum. If no quorum is constituted, the meeting shall be adjourned until the requisite amount of stock shall be present.

SECTION 6. CONDUCT OF MEETING -- Meeting of the Stockholders shall be presided over by the Chairman of by the Board, or in his absence, the President, or if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary shall act as Secretary of every meetings, but if not present, the chairman of the meeting shall appoint a secretary of the meeting. The chairman of the meeting may adjourn the meeting from time to time, without notice other than announced at the meeting.

SECTION 7. MANNER OF VOTING - At all meetings of stockholders, a stockholder may vote in person or by proxy executed in writing by the stockholders or his duly authorized attorney-in-fact. Unless otherwise provided in the proxy, it shall be valid only for the meeting at which it has been presented to the secretary.

All proxies must be in the hands of the secretary before the time SET for the meeting. Such proxies filed with the Secretary may be revoked by the stockholders either in an instrument in writing duly presented and recorded with the Secretary prior to a scheduled meeting or by their personal presence at the meeting.

Unless the notice of meeting provides an earlier period, all proxies may be validated on the date, at the place, and before the time, of the regular or special meeting of the stockholders.

There shall be a presumption of regularity in the execution of proxies and the same shall be accepted in the absence of a timely and valid challenge.

If the name of the proxy is left in blank, the person to whom it is given, or the corporation receiving the proxy is at liberty to fill in any name he/it chooses.

A proxy executed by a corporation shall be in the form of a board resolution duly certified by the Corporate Secretary or in a proxy form executed by a duly authorized corporate officer. If executed in a proxy form, it is presumed that the corporate officer who signed and executed the proxy is duly authorized to do
so.

Proxies need not be notarized, and if signed abroad, need not be authenticated.

A proxy shall not be invalidated on the ground that the stockholder who executed the same has no signature card on file with the Secretary, unless it can be shown that he/she had refused to submit the signature card despite written demand to that effect duly received by the said stockholder at least ten (10)
days before the annual meeting.

SECTION 8. CLOSING OF TRANSFER BOOKS OF FIXING OF RECORD DATE - For the purpose of determining the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof or to receive payment of any dividend, or of making a determination of stockholders for any other proper purpose, the Board of Directors may provide that the stock and transfer books be closed for a stated period, but not to exceed, in any case, twenty (20) days. If the stock and transfer books be closed for the purpose of determining stockholders entitled to notice of, or to vote at, a meeting of stockholders, such books shall be closed for at least twenty (20) working days immediately preceding such meeting. In lieu of closing the stock and transfer books, the
Board

of Directors may fix in advance a date as the record date shall in no case be more than twenty (20) days prior to the date, on which the particular action requiring such determination of stockholders is to be taken, except in instance where applicable rules and regulations provided otherwise.

                                   ARTICLE III
                               BOARD OF DIRECTORS

SECTION 1. POWERS OF THE BOARD - Unless otherwise provided by law, the corporate powers of the corporation shall be exercised, all business conducted and all property of the corporation controlled and held by the Board of Directors to be elected by and from among the stockholders. Without prejudice to such general powers and such other powers as may be granted by law, the Board of Directors shall have the following express powers:

     a)   From time to time, to make and change rules and regulations not inconsistent with these by-laws for the management of the
          corporation's business and affairs;

     b)   To purchase, receive, take or otherwise acquire in any lawful manner, for and in the name of the corporation, any and all properties, rights, interest or privileges, including securities and bonds of other corporations, as the transaction of the business of the corporation may reasonably or necessarily require, for such consideration and upon such terms and conditions as the Board may deem proper or convenient;

     c)   To invest the funds of the corporation in another corporation or business or for any other purposes other than those for which the corporation was organized, whenever in the judgment of the board of
          Directors and interests of the corporation would thereby be promoted, subject to such stockholders' approval as may be required by law;

     d)   To incur such indebtedness as the Board may deem necessary and, for such purpose, to make and issue evidence of such indebtedness including, without limitation, notes, deeds of trust, instruments, bonds, debentures, or securities, subject to such stockholder approval as may be required by law, and/or pledge, mortgage, or otherwise encumber all or part of the properties and rights of the corporation;

     e)   To guarantee, for and in behalf of the corporation obligation of other corporations or entities in which it has lawful interest;

     f)   To make provisions of the discharge of the obligations of the corporation as they

          mature, including payment for any property, or in stocks, bonds, debentures, or other securities of the corporation lawfully issued for the purpose;

     g)   To sell, lease, exchange, assign, transfer or otherwise dispose of any property, real or personal, belonging to the corporation whenever in the Board's judgment, the corporation's interest would thereby be promoted;

     h)   To establish pension, retirement, bonus, profit-sharing, or other types of incentives or compensation plans for the employees, including officers and directors of the corporation and to determine the persons to participate in any such plans and the amount of their respective participations;

     i)   To prosecute, maintain, defend, compromise or abandon any lawsuit in which the corporation or its officers are either plaintiffs or defendants in connection with the business of the corporation, and likewise, to grant installments for the payments or settlement of whatsoever debts are payable to the corporation;

     j)   To delegate, from time to time, any of the powers of the Board which may lawfully be delegated in the course of the current business or businesses of the corporation to any standing or special committee or to any officer or agent and to appoint any persons to be agents of the corporation with such powers (including the power to sub-delegate), and upon such terms, as may be deemed fit;

     k)   To implement these by-laws and to act on any matter not covered by these by-laws, provided such matter does not require the approval or consent of the stockholders under any existing law, rules or regulation.

SECTION 2. ELECTION AND TERM - The Board of Directors shall be elected during each regular meeting of stockholders and shall hold office for one (1) year and until their successors are elected and qualified.

SECTION 3. VACANCIES - Any vacancy occurring in the Board of Directors other than by removal by the stockholders or by expiration of term, may be filled by the vote of at least a majority of the remaining directors, if still constituting a quorum; otherwise, the vacancy must be filled by the stockholders at a regular or at any special meeting of stockholders called for the purpose, A director so elected to fill a vacancy shall be elected only for the unexpired term of his predecessor in office.

Any directorship to be filled by reason of an increase in the number of directors shall be filled only by an election at a regular or at a special meeting of stockholders duly called for the purpose, or in the same meeting authorizing the increase of directors if so stated in the notice of the meeting.

The vacancy resulting from the removal of a director by the stockholders in the manner provided by law may be filled by election at the same meeting of stockholders without further notice, or at any regular or at any special meeting of stockholders called for the purpose, after giving notice as prescribed in this by-laws.

SECTION 4. MEETINGS - Regular meetings of the Board of Directors shall be held once every

quarter of the year on such dates and at such times and places as the Chairman of the Board, or in his absence, the President, or upon the request of a majority of the directors and shall be held at such places as may be designated in the notice,

The Board of Directors may conduct their meetings through telephone or video conferences. If the meetings of the Board of Directors are conducted through telephone and video conferences, the Corporate Secretary, or in his absence, the secretary of the meeting appointed by the Chairman of the meeting, shall see to it that the conferences are duly recorded and the tapes of appropriate diskettes properly stored for safekeeping.

SECTION 5. NOTICE - Notice of the regular or special meeting of the Board, specifying the date, time and place of the meeting, shall be communicated by the
Secretary to each director personally, or by telephone, telefax, telex, telegram, or by written or oral message, A director may waive this requirement, either expressly or impliedly,

If the director chooses tele/videoconferencing, he shall notify the Secretary at least one day prior to the scheduled meeting, informing the Secretary of his contact number/s.

In the absence of a formal notice, it is presumed that directors will be physically present at the board meeting.

SECTION 6, QUORUM - A majority of the number of directors as fixed in the
Articles of Incorporation shall constitute a quorum for the transaction of corporate business provided that at least one director that is not a resident of the Philippines ("Nonresident Director") is present, whether in person or by teleconference, or by other means allowed under law or regulations, Every decision of at least a majority of the directors present at a meeting at which there is a quorum shall be valid as a corporate act, provided that the affirmative vote of at least one Nonresident Director shall be necessary to approve any corporate act, The election of an officer shall require the vote of a majority of all the members of the Board provided that at least one
Nonresident Director votes in favor of the election of that officer.

SECTION 7. CONDUCT OF THE MEETINGS - Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in his absence, the President or if none of the foregoing is in office and present and acting, by any other director chosen by the Board. The Secretary, shall act as secretary of every meeting, if not present, the Chairman of the meeting, shall appoint a secretary of the meeting, In case the meeting is conducted through tele/videoconferencing, the guidelines prescribed under the relevant laws and regulations will be observed.

                                   ARTICLE IV

                                    OFFICERS

SECTION 1. ELECTION/APPOINTMENT - Immediately after their election, the Board of
Directors shall formally organize by electing the Chairman, the President, one or more Vice-President, the

Treasurer, and the Secretary, at said meeting.

The Board may, from time to time, appoint such other officers as it may determine to be necessary or proper.

Any two (2) or more positions may be held concurrently by the same person, except that no one shall act as President and Treasurer or Secretary at the same time.

SECTION 2. CHAIRMAN OF THE BOARD -- The Chairman of the Board of Directors shall preside at the meetings of the directors and the stockholders. He shall also exercise such powers and perform such duties as the Board of Directors may assign to him.

SECTION 3. PRESIDENT - The President, who shall be a director shall be the Chief
Executive Officer of the corporation and shall also have administration and direction of the day-to-day business affairs of the corporation. He shall exercise the following functions:

     a)   To preside at the meetings of the Board of Directors and of the stockholders in the absence of the Chairman of the Board of Directors;

     b)   To initiate and develop corporate objectives and policies and formulate long range projects, plans and programs for the approval of the Board of Directors, including those for executive training, development and compensation;

     c)   To have general supervision and management of the business affairs and property of the corporation;

     d)   To ensure that the administrative and operational policies of the corporation are carried out under his supervision and control;

     e)   Subject to guidelines prescribed by law, to appoint, remove, suspend, or discipline employees of the corporation, prescribe their duties, and determine their salaries;

     f)   To oversee, the preparation of the budgets and the statements of accounts of the corporation;

     g)   To prepare such statements and reports of the corporation as may be required of him by law;

     h)   To represent the corporation at all functions and proceedings;

     i)   To execute on behalf of the corporation all contracts, agreements and other instruments affecting the interests of the corporation which require the approval of the Board of Directors, except as otherwise directed by the Board of Directors;

     j)   To make reports to the Board of Directors and stockholders;

     k)   To sign certificates of stock;

     1)   To perform such other duties as are incident to his office or are entrusted to him by the Board of Directors.

The President may assign the exercise or performance of any of the foregoing powers, duties and functions to any other officer(s), subject always to his supervision and control.

SECTION 4. THE VICE-PRESIDENT(S) - If one or more Vice-Presidents are appointed, he/they shall have such powers and shall perform such duties as may from time to time be assigned to him/them by the Board of Directors or by the President.

SECTION 5. THE SECRETARY - The Secretary must be a resident and a citizen of the
Philippines. He shall be the custodian of and shall maintain the corporate books and record and shall be the recorder of the corporation's formal actions and transactions. He shall have the following specific powers and duties:

     a)   To record or see to the proper recording of the minutes and transactions of all meetings of the directors and the stockholders and to maintain minute books of such meetings in the form and manner required by law;

     b)   To keep or cause to be kept record books showing the details required by law with respect to the stock certificates of the corporation, including ledgers and transfer books showing all shares of the corporation subscribed, issued and transferred;

     c)   To keep the corporate seal and affix it to all papers and documents requiring a seal, and to attest by his signature all corporate documents requiring the same;

     d)   To attend to the giving and serving of all notices of the corporation required by law or these by-laws to be given;

     e)   To certify to such corporate acts, countersign corporate documents or certificates, and make reports or statements as may be required of him by law or by government rules and regulations.

     f)   To act as the inspector at the election of directors and, as such, to determine the number of shares of stock outstanding and entitled to vote, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and to receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote. The Secretary may assign the exercise or performance of any or all of the foregoing duties, powers and functions to any other person or persons, subject always to his supervision and control.

     g)   To perform such other duties as are incident to his office or as may be assigned to him by the Board of Directors or the President.

SECTION 6. THE TREASURER - The Treasurer of the corporation shall be its chief fiscal officer and the custodian of its funds, securities and property. The
Treasurer shall have the following duties:

     a)   To keep full and accurate accounts of receipts and disbursements in the books of the corporation;

     b)   To have custody of, and be responsible for, all the funds, securities and bonds of the corporation;

     c)   To deposit in the name and to the credit of the corporation, in such bank as may he designated from time to time by the Board of Directors, all the moneys, funds, securities, bonds, and similar valuable effects belonging to the corporation which may come under his control;

     d)   To render an annual statements showing the financial condition of the corporation and such other financial reports as the Board of
          Directors, the Chairman, or the President may, from time to time require;

     e)   To prepare such financial reports, statements, certifications and other documents which may, from time to time, be required by government rules and regulations and to submit the same to the proper government agencies;

     f)   To exercise such powers and perform such duties and functions as may be assigned to him by the President.

SECTION 7. TERM OF OFFICE - The term of office of all officers shall be for a period of one (1) year and until their successors are duly elected and qualified. Such officers may however be sooner removed for cause.

SECTION 8. VACANCIES - If any position of the officers becomes vacant by reason of death, resignation, disqualification or for any other cause, the Board of
Directors, by majority vote may elect a successor who shall hold office for the unexpired term.

SECTION 9. COMPENSATION - The by-laws officers shall receive such remuneration as the Board of Directors may determine. All other officers shall receive such remuneration as the Board of Directors may determine upon recommendation of the
President. A director shall not be precluded from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefore.

                                    ARTICLE V

                                     OFFICES

SECTION 1. The principal office of the corporation shall be located at the place stated in Article III of the Articles of Incorporation. The corporation may have such other branch offices, either within or outside the Philippines, as the
Board of Directors may designate or as the business of the corporation may, from time to time require.

                                   ARTICLE VI

                    AUDIT OF BOOKS, FISCAL YEAR AND DIVIDENDS

SECTION 1. EXTERNAL AUDITORS - The external auditor or auditors shall examine, verify and report on the earnings and expenses of the corporation and shall certify the remuneration of the external auditor or auditors as determined by the Board of Directors.

SECTION 2. FISCAL YEAR - The fiscal year of the corporation shall begin on the first day of January and end on the last day of December of each year.

SECTION 3. DIVIDENDS - Dividends shall be declared and paid out of the unrestricted retained earnings which shall be payable in cash, property, or stock to all stockholders on the basis of outstanding stock held by them, as often and at such times as the Board of Directors may determine and in accordance with law and applicable rules and regulations.

                                   ARTICLE VII

                                   AMENDMENTS

SECTION 1. These by-laws may be amended or repealed by the affirmative vote of at least a majority of the Board of Directors, including the affirmative vote of at least one Nonresident Director, and the stockholders representing a majority of the outstanding capital stock at any stockholders' meeting called for that purpose. However, the power to amend, modify, repeal or adopt new by-laws may be delegated to the Board of Directors by the affirmative vote of stockholders representing not less than two-thirds of the outstanding capital stock;
provided, however, that any such delegation of-powers to the Board of Directors to amend, repeal or adopt new by-laws may be revoked only by the vote of the stockholders representing a majority of the outstanding capital stock at a regular or special meeting.

                                  ARTICLE VIII

                                      SEAL

SECTION 1. FORM AND INSCRIPTIONS - The corporate seal shall be determined by the
Board of Directors.

                                   ARTICLE IX

                                 ADOPTION CLAUSE

The foregoing by-laws were adopted by all the stockholders of the corporation on
January 29, 2007 at the principal office of the corporation.

IN WITNESS WHEREOF, we, the undersigned incorporators present at said meeting and voting thereat in favor of the adoption of said- by-laws, have hereunto subscribed our names this 29th of January 2007 at Taguig City.

LEO G. DOMINGUEZ                           PAUL DENNIS A. QUINTERO
TIN No.: 154-434-461                       TIN No.: 177-088-912

LORD A. VILLANUEVA                         ALAIN CHARLES J. VELOSO
TIN No.: 223-796-732                       TIN No.: 249-377-971

                                RACHELLE M. DIAZ
                              TIN No.: 219-599-090

[HSBCI: LOGO OMITTED]

NSC CAS-03975                                                      11 April 2007

The Securities and Exchange Commission
EDSA, Greenhills, Mandaluyong City
Metro Manila

This is to certify that as at 10 April 2007, there is on deposit with this bank the sum of USD200,993.50 under Savings Account No 001-1B9737-130 in the name of
LEO G DOMINGUEZ Treasurer-in-Trust for KADABRA MININGCOPP which is in the process of incorporation.

The said deposit is clear and free from lien, restriction, condition or holdout and may be withdrawn in behalf of said company upon presentation of proof of due incorporation thereof.

                                                 Carol T Martin
                              Manager Account Documentation Network Services-CAS

SUBSCRIBED AND SWORN to before me, this _ day of 12th day of April, 2007 __
affiant exhibiting to me his/her Residence Certificate No. 17662556 issued at
Makati City on 24 January 2007.

Doc. No. 36                                                        NOTARY PUBLIC
Page No. 08
Book No.0XXXIV
Series of 2007

THC HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED
The Enterprise Center, Tower 1, 6766 Ayala Avenue corner Paseo de Roxas. Makatii
City 1200, Philippines
Tel: (632) 830 5300, 755 5300 Fax: (632) 886 5343
website: www.hsbs.com.ph

                                                            S.E.C. FORM NO. F100
                                                        For New Corporation with
                                                    more than 40% Foreign Equity

                      APPLICATION TO DO BUSINESS UNDER THE
                    FOREIGN INVESTMENTS ACT OF 1991 (RA 7042)

                              KADABRA MINING CORP.

HEREBY APPLIES FOR AUTHORITY TO DO BUSINESS UNDER THE FOREIGN INVESTMENTS ACT OF
1991, AMENDED BY RA 8179, AND SUBMITS THE FOLLOWING STATEMENTS and accompanying documents:

1. THAT THE APPLICANT IS A NEW CORPORATION WITH ONE HUNDRED PERCENT (100%)
FOREIGN EQUITY AND INTENDS TO OPERATE A

(X) DOMESTIC MARKET ENTERPRISE "
( ) EXPORT ENTERPRISE **

2. THAT THE PRIMARY PURPOSE OF SAID CORPORATION IS, AS FOLLOWS:

To engage in mineral exploration and processing; to provide technical and/or financial assistance for the large scale exploration, development and utilization of minerals, petroleum and other mineral oils, to purchase, acquire, hold, own, license, maintain, work, exploit, use, develop, improve, manage, sell, let, surrender, exchange, hire, convey or otherwise deal in rights involving the exploration, development, utilization of minerals, petroleum and other mineral oils and exercise auxiliary rights arising from its agreements with the Philippine government in accordance with Philippine law, through company operations, investments and joint venture participation; provided, that the company may not own more than 40% of the equity of an entity holding a
Mineral Production Sharing Agreement or otherwise exceed the nationality restrictions applicable to an entity holding mineral rights,

3. THAT THE PRINCIPAL OFFICE OF THE CORPORATION IS at the 12th Floor, Net One
Center, 26th Street corner 3rd Avenue, Crescent Park West, Bonifacio Global
City, Taguig City, Metro Manila, Philippines.

4. THAT THE AUTHORIZED CAPITAL STOCK, OUTSTANDING AND PAID-UP CAPITAL OF THE
APPLICANT ARE AS FOLLOWS:

      AUTHORIZED       OUTSTANDING       PAID-UP
    --------------   --------------   -------------
    P50,000,000.00   P30,000,000.00   P9,657,000.00

5. THAT THE ALIEN SUBSCRIBER(S) OF THE APPLICANT WHO ARE STOCKHOLDERS/PARTNERS
OF AN EXISTING CORPORATION/PARTNERSHIP IN THE PHILIPPINES WHICH IS ENGAGED IN
THE SAME LINE OF BUSINESS AS THAT OF THE APPLICANT ARE AS FOLLOWS:

NAME          NAME OF CORPORATION/ PERCENTAGE OF NO. OF
PARTNERSHIP                         SHAREHOLDINGS DIRECTORS

                                 NOT APPLICABLE
--------------------------------------------------------------------------------

*    domestic market enterprise - an enterprise which produces goods for sale, or renders services or otherwise engages in any business in the
     Philippines.

**   export enterprise - an enterprise wherein a manufacturer, processor or service (including tourism) enterprise exports sixty percent (60%) or more of its output, or wherein a trader purchases products domestically or exports sixty percent (60%) or more of such purchases.

6. THAT AS AN EXPORT ENTERPRISE, THE APPLICANT UNDERTAKES TO EXPORT AT LEAST 60%
OF ITS TOTAL SALES AS FOLLOWS:

                    TOTAL
                  PROJECTED   DOMESTIC   EXPORT     EXPORT
YEAR   PRODUCTS     SALES      SALES      SALES   PERCENTAGE
----   --------   ---------   --------   ------   ----------
 n/a     n/a         n/a        n/a        n/a        n/a

*    Please use value in case of products of different kinds and characteristics as well as to those of the same kind but with various categories using different unit of measurement, volume in case of products of the same kind or category using a common unit of measurement.

7. THAT WE MANIFEST OUR WILLINGNESS TO CHANGE OUR CORPORATE NAME IN THE EVENT
ANOTHER PERSON, FIRM OR ENTITY HAS ACQUIRED A PRIOR RIGHT TO THE USE THEREOF OR
SUCH NAME IS DECEPTIVELY OR CONFUSINGLY SIMILAR TO ONE WHICH HAS PRIOR RIGHT,

IN WITNESS WHEREOF, I the authorized representative of the applicant, hereby signed this application this 29th of January 2007 in Taguig City, Metro Manila.

                                                       LEO G. DOMINGUEZ
                                                         Incorporator

SUBSCRIBED AND SWORN TO before me by Leo G. Dominguez, who is personally known to me to be the same person who presented the foregoing instrument and signed the instrument in my presence, this 29th of January 2007 in Taguig City, affiant exhibiting to me his Community Tax Certificate No. 01581788 issued on 3 January at Manila.

                                                        NOTARY PUBLIC

Doc. No.: 380;
Page No.: 77;
Book No.: II;
Series of 2007.

NOTE: Only applications with complete supporting documents including proper indorsements from appropriate government agencies shall be accepted.

List of Requirements (5 copies)

I. Application form

2. Articles of incorporation/Partnership

3. Name Verification Slip

4. Bank Certificate of Deposit

5. ACR/ICR, SIRV (Special investors Resident Visa), Visa 13 of the alien subscriber

6. Proof of inward remittance such as bank certificate of inward remittance or credit advises

7. Registration Data Sheet

8. Treasurer's Affidavit